Exhibit 99.2

NEWS RELEASE

Flywire Announces Pricing of Follow-On Offering

Boston, MA – August 9, 2023: Flywire Corporation (Nasdaq: FLYW) (“Flywire” or the “Company”), a global payments enablement and software company, today announced the pricing of its underwritten public offering of 8,000,000 shares of its voting common stock (the “Common Stock”) at a price to the public of $32.00 per share. Closing of the offering is expected to occur on August 14, 2023, subject to customary closing conditions. In addition, Flywire has granted the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of Common Stock at the public offering price less the underwriting discounts and commissions.

Goldman Sachs & Co. LLC is acting as lead book-running manager for the offering. J.P. Morgan, Citigroup, BofA Securities, Raymond James, RBC Capital Markets and William Blair are acting as book-running managers for the offering. Wolfe | Nomura Alliance, Stephens Inc. and Telsey Advisory Group are acting as co-managers for the offering.

The securities described above are being offered pursuant to an automatically effective shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 9, 2023. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering was filed with the SEC on August 9, 2023. The final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and may be obtained, when available, by contacting Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526 or by emailing prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146, or by email at prospectus@citi.com; BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon, Charlotte, North Carolina 28255-0001, or by email at dg.prospectus_requests@bofa.com; Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at (800) 248-8863 or by e-mail at prospectus@raymondjames.com; RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281, telephone: 1-877-822-4089, or email: equityprospectus@rbccm.com; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com; or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Flywire

Flywire is a global payments enablement and software company. Flywire combines its proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for its clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports more than 3,500 clients with diverse payment methods in more than 140 currencies across 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA with additional offices around the globe.

Forward-looking Statements

Except for historical information, certain statements in this press release, including statements regarding the closing of the follow-on offering are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to risks, uncertainties and assumptions about Flywire and its business, including, without limitation, risks and uncertainties related to satisfaction of the closing conditions related to the follow-on offering. Such forward-looking statements involve substantial risks and uncertainties that relate to future events and the actual results could differ significantly from those expressed or implied by the forward-looking statements. Any forward-looking statements are based on Flywire’s current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Flywire makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change, except as required by law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Flywire’s business in general, please refer to the “Risk Factors” section in Flywire’s automatically effective shelf registration statement on Form S-3 filed with the SEC on August 9, 2023, including the documents incorporated by reference therein, including its Annual Report on Form 10-K filed with the SEC on March 10, 2023 and its Quarterly Report on Form 10-Q filed with the SEC on August 8, 2023.

Investor Relations:

Akil Hollis

ir@Flywire.com

Media:

Sarah King

Sarah.King@Flywire.com